Exhibit 99.1

Eagle Broadband Sets Date for Special Shareholders Meeting

    LEAGUE CITY, Texas--(BUSINESS WIRE)--April 28, 2004--Eagle
Broadband, Inc. (AMEX:EAG), a leading provider of broadband and communications products, services and content, announced today that it will conduct a Special Shareholders Meeting on July 20, 2004, at 2500 South Shore Blvd., League City, Texas 77573, beginning at 10:00 a.m. Central Time. All shareholders are invited to attend.

    About Eagle Broadband

    Eagle Broadband, Inc., is a leading provider of broadband and communications technology and services. The company's exclusive "four-play" suite of very high-speed Internet, cable TV/video, voice and security monitoring Bundled Digital Services (BDS(SM)), HDTV-ready multimedia set-top boxes, and turnkey suite of financing, network design, deployment and operational services enable municipalities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle also provides a full range of managed services including project management, integration, structured wiring/cabling, 24/7 customer service, technical support and network monitoring. Eagle also markets the Orb' Phone Exchange non-line-of-sight, satellite communications product that provides true "total" global voice and data communications services over the Iridium satellite network for government, military, homeland security, aviation and Fortune 1000 enterprise customers. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. For more information, please visit www.eaglebroadband.com or call 281-538-6000.
    Forward-looking statements in this release regarding Eagle Broadband, Inc., and its subsidiaries are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Eagle Broadband, League City
             Investor Relations
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@eaglebroadband.com
             or
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com